PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(to Prospectus dated March 1, 2017)	Registration No. 333-216345

NANOVIRICIDES, INC.

5,500,000 Shares Of Common Stock

On November 13, 2017, NanoViricides, Inc. (the “Company”) entered into a Debenture Redemption Agreement (the “Agreement”) with the Selling Shareholder (the “Selling Shareholder”) of the Company’s 10% Series A Convertible Debenture (the “Debenture”) whereby the Company agreed with the Selling Shareholder to redeem the aggregate, principal balance of the Debenture, together with all interest through June 30, 2018 for 5,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Agreement also provides that the Selling Shareholder will waive all redemption penalties under the Debenture in consideration of 150,000 shares of the Company’s Series A Convertible Preferred Stock. Pursuant to the Agreement, the Company has agreed to register the Shares pursuant to this Prospectus Supplement. The Company is not registering the shares of Series A Convertible Preferred Stock.

The Selling Shareholder, or its pledgees, donees, transferees or other successors in interest, may offer and sell the shares of Common Stock being offered by this prospectus from time to time in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The Selling Shareholder may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder, the purchasers of the shares, or both. See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold.

Our Common Stock is quoted on the NYSE American Exchange under the symbol “NNVC”. On November 13, 2017, the closing sale price of our common stock was $1.00 per share. You are urged to obtain current market quotations of the Common Stock.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering Price of Common Stock	$1.00	$5,500,000
Proceeds, before expenses, to us (1)	$0.00	$0.00

(1)	If the Selling Shareholder sells any of the Shares, we will not receive any of the proceeds from such sale.

The date of this prospectus supplement is November 22, 2017.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the shares of our common and preferred stock and other securities we may offer from time to time under our shelf registration statement, some of which may not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and information incorporated by reference herein and therein. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

This prospectus supplement is part of the registration statement, and the amendments thereto, that we have filed with the Securities and Exchange Commission (Registration File No. 333-216345) utilizing a “shelf” registration process on Form S-3 filed with the Commission on March 1, 2017. Under this shelf registration process, we are offering to sell Common Stock using this prospectus supplement and the accompanying prospectus. In this prospectus supplement, we provide you with specific information about the securities that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our securities being offered and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus as well as additional information described under “Incorporation of Certain Documents by Reference” on page S-9 of this prospectus supplement before investing in our securities.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context requires otherwise, in this prospectus supplement and the accompanying prospectus the terms “NanoViricides,” “Company,” “we,” “us” and “our” refer to NanoViricides, Inc., a Nevada corporation.

Prospective investors may rely only on the information contained in this prospectus supplement. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus supplement is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement is correct only as of the date of this prospectus supplement, regardless of the time of the delivery of this prospectus supplement or any sale of these securities.

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FORWARD-LOOKING INFORMATION

We caution you that certain statements contained in this prospectus supplement that are not related to historical results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are predictive, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes,” or similar expressions constitute forward-looking statements. They also include statements regarding:

•	our future growth and profitability;
•	our competitive strengths; and
•	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements include:

•	economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in our industry;
•	the highly competitive nature of our industry;
•	our ability to attract and retain qualified managers and skilled employees;
•	the outcome of our plans for future operations and growth; and
•	the other factors referenced in this prospectus supplement, including, without limitation, under “Risk Factors.”

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus supplement, in the accompanying prospectus, in the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus and in other documents that we file with the Securities and Exchange Commission (the “Commission”). We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus supplement to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

SUMMARY

This summary is not complete and does not contain all of the information you should consider before investing in the securities offered by this prospectus supplement and accompanying prospectus. You should read this summary together with the entire prospectus supplement and accompanying prospectus, including our financial statements, the notes to those financial statements, and the other documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement, before making an investment decision. See the Risk Factors section of this prospectus supplement beginning on page S-6 for a discussion of the risks involved in investing in our securities.

Our Business

NanoViricides, Inc. is a globally leading company in the application of nanomedicine technologies to the complex issues of viral diseases. The nanoviricide® technology enables direct attacks at multiple points on a virus particle. It is believed that such attacks would lead to the virus particle becoming ineffective at infecting cells. Antibodies in contrast attack a virus particle at only a maximum of two attachment points per antibody. In addition, the nanoviricide technology also simultaneously enables attacking the rapid intracellular reproduction of the virus by incorporating one or more active pharmaceutical ingredients (APIs) within the core of the nanoviricide. The nanoviricide technology is the only technology in the world, to the best of our knowledge, that is capable of both (a) attacking extracellular virus, thereby breaking the reinfection cycle, and simultaneously (b) disrupting intracellular production of the virus, thereby enabling complete control of a virus infection.

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Our anti-viral therapeutics, that we call “nanoviricides®” are designed to appear to the virus like the native host cell surface to which it binds. Since these binding sites for a given virus do not change despite mutations and other changes in the virus, we believe that our drugs will be broad-spectrum, i.e. effective against most if not all strains, types, or subtypes, of a given virus, provided the virus-binding portion of the nanoviricide is engineered appropriately. Viruses would not be able to escape the nanoviricide drugs so designed by mutations since they continue to bind to the same cellular receptor and thus would be captured by the nanoviricides. Virus escape by mutations is a major problem in the treatment of viral diseases using conventional drugs.

The Company develops its drugs, that we call a nanoviricide®, using a platform technology. This approach enables rapid development of new drugs against a number of different viruses. A nanoviricide is a “biomimetic” - it is designed to “look like” the cell surface to the virus. To accomplish this, we have developed a polymeric micelle structure composed of PEG and fatty acids that is designed to create a surface like the cell membrane, with the fatty acids going inside of the micelle. On this surface, we chemically attach, at regular intervals, virus-binding ligands. The virus is believed to be attracted to the nanomicelle by these ligands, and thereby binds to the nanoviricide using the same glycoproteins that it uses for binding to a host cell. Upon such binding, a “lipid mixing” interaction between the lipid envelope of the virus and the nanomicelle is thought to take place, leading to the virus attempting to enter the nanomicelle. We believe many different kinds of viruses are likely to get destroyed in this process.

We engineer the ligands to “mimic” the same site on the cell surface protein to which the virus binds. These sites do not change no matter how much a given virus mutates. Thus, we believe that if a virus so mutates that it is not attacked by our nanoviricide, then it also would not bind to the human host cell receptor effectively and therefore would be substantially reduced in its pathogenicity. Our success at developing broad-spectrum nanoviricides depends upon how successfully we can design decoys of the cell surface receptor as ligands, among other factors.

NanoViricides, Inc. is one of a few bio-pharma companies that has all the capabilities needed from research and development to marketable drug manufacture in the small quantities needed for human clinical trials. At our campus at 1 Controls Drive, Shelton, CT, we possess state of the art nanomedicines characterization facilities that we believe enable us to perform pre-IND nanomedicine analysis and characterization studies of any of our various drug candidates in house. In addition, we believe we now have the ability to scale up production of any of our drug candidates, and implement state of the art in-process controls as well as post-process analysis controls in order to establish robust c-GMP-capable production methodologies. We also have a Biological Safety Level 2 (BSL2) certified virological cell culture lab at this campus. We are able to perform initial cell culture based screening of large numbers of drug candidates for effectiveness and safety against certain of the viruses that we have targeted for drug development. This capability boosts our drug development capabilities significantly. Other than this limited initial screening, all of the biological testing and characterization of our drug candidates continues to be performed by external academic or institutional collaborators and contract research organizations (CRO). In particular, all of the animal studies are performed by our collaborators and CROs.

Company Information

Our principal executive offices are located at 1 Controls Drive, Shelton, Connecticut 06484. Our telephone number is (203) 937-6137. You may also contact us or obtain additional information through our internet website address at www.nanoviricides.com. Information contained on our website is not incorporated into this prospectus supplement and is not a part of this prospectus supplement.

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Offering Summary

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in shares of our common stock and warrants. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information referred to under the heading "RISK FACTORS" in this prospectus supplement on page S-6 and on page 4 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Common stock offered by us pursuant to this prospectus supplement	5,500,000 shares (the “Shares”).

Purchase price	$1.00 per share.

Common stock to be outstanding after this offering [1]	68,835,000 shares

Use of proceeds	We will not receive any proceeds from the sales of the Shares in this Offering.

Dividend policy	We do not anticipate paying any cash dividends on our common stock.

NASDAQ Capital Market Trading symbol	Our common stock is quoted on the NYSE American Stock Exchange under the symbol “NNVC.”

Risk Factors	See “Risk Factors” on page S-6 and on page 4 of the accompanying prospectus and the documents incorporated by reference herein for a discussion of factors you should carefully consider before investing in our securities.

(1)	The number of shares of our Common Stock to be outstanding after this offering is based on approximately 63,335,000 shares outstanding as of November 14, 2017; and excludes as of such date:

•	approximately 6,685,298 common shares reserved for issuance upon the exercise of current outstanding warrants; and

•	approximately 15,247,610 common shares, underlying shares of preferred stock.

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RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. You should carefully consider the Risk Factors contained in our most recent annual report on Form 10-K, as updated or supplemented by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K to the extent filed, each of which are incorporated herein by reference and the following Risk Factors, as the same may be updated from time to time by our future filings under the Exchange Act, before making an investment decision. If any of such Risk Factors actually occur, our business, results of operations, financial condition and cash flows could be materially adversely affected, the trading price of our Common Stock could decline significantly, and you might lose all or part of your investment.

Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our Common Stock could decline, and you could lose all or part of your investment, or our use of the offering proceeds may not yield a favorable return on your investment. You should also refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus supplement.

DILUTION

If you invest in our Common Stock, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Common Stock immediately after this offering. Our net tangible book value as of September 30, 2017 was approximately $18.6 million, or $0.29 per share of our $0.001 par value Common Stock. Net tangible book value per share as of September 30, 2017 is equal to our total tangible assets minus total tangible liabilities, all divided by the number of shares of Common Stock outstanding as of September 30, 2017.

After giving effect to the sale of 5,500,000 shares of our Common Stock in this offering at the offering price of $1.00 per share, our as adjusted net tangible book value would have been approximately $23.7 million, or approximately $0.39 per share of Common Stock, as of September 30, 2017. This represents an immediate increase in the net tangible book value of approximately $0.05 per share to our existing stockholders, and an immediate dilution of approximately $0.66 per share to investors in this offering. The following table illustrates this calculation on a per share basis.

Offering price per share		$1.00
Net tangible book value per share as of September 30, 2017	$0.29
Increase in net tangible book value per share attributable to this offering	$0.05
As adjusted net tangible book value per share as of September 30, 2017 after giving effect to this offering		$0.34
Dilution per share to investors purchasing shares in this offering		$0.66

The number of shares of our Common Stock shown above outstanding immediately before and after this offering is based on 68,835,000 shares outstanding as of November 14, 2017, assuming the issuance of the Shares, and excludes, as of such date:

●	15,247,610 shares of our Common Stock reserved for issuance pursuant to the conversion of 4,356,460 shares of preferred stock; and
●	6,685,298 shares of our Common Stock reserved for issuance upon exercise of outstanding warrants having a weighted average exercise price of $4.93 per share; and

The above illustration of dilution per share to investors participating in this offering assumes no conversion of outstanding shares of preferred stock and no exercise of outstanding options or outstanding warrants to purchase shares of our Common Stock. The conversion of outstanding shares of preferred stock or exercise of outstanding options or warrants having a conversion price per share or exercise price per share that is less than the offering price per share will increase dilution to investors in this offering.

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SELLING SHAREHOLDER

The Selling Shareholder named in this prospectus may sell shares of our Common Stock registered pursuant to the registration statement of which this prospectus forms a part. This prospectus covers the resale of 5,500,000 shares of Common Stock to the Selling Shareholder named in this prospectus. The Selling Shareholder is not required to offer any of the shares of our common stock covered by this prospectus for resale. Since the Selling Shareholder may sell all, some or none of their shares, we cannot estimate the aggregate number of shares that the Selling Shareholder will offer pursuant to this prospectus or that the Selling Shareholder will own upon completion of the offering to which this prospectus relates.

The Selling Shareholder may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Any commissions received by a broker or dealer in connection with resales of our common stock may be deemed to be underwriting commissions or discounts under the Securities Act.

The following table sets forth information with respect to our common stock beneficially owned by the Selling Shareholder as of November 14, 2017.

	Shares Owned Prior to Offering (1)			Shares Owned After Offering (2)
Name of Selling Stockholder	Number	%	Maximum Number of Shares Being Offered	Number	%
Milton Boniuk IRA	6,868,648 (3)	9.98	5,500,000	1,362,648	1.99

(1)	Based on 68,835,000 shares of our common stock outstanding as of November 14, 2017.

(2)	Assumes that the Selling Shareholder will sell all of the shares of common stock saleable pursuant to this prospectus, to which we have no knowledge that the Selling Shareholder will sell any or all of these shares.

(3)	Does not include 337,000 shares of Series A Convertible Preferred Stock held by Milton Boniuk IRA, which are not readily convertible. Does not include 166,286 shares of common stock owned by Milton Boniuk, 657,142 shares of common stock owned by Milton Boniuk and his wife Laurie Boniuk, warrants to purchase 542,856 shares of common stock, held by Milton Boniuk and his wife, and 1,362,648 shares of common stock owned by Milton Boniuk IRA. Does not include 2,776,793 shares of common stock and warrants to purchase 257,143 shares of common stock currently exercisable held by Boniuk Interests Ltd. Dr. Boniuk holds voting and dispositive power over Boniuk Interests Ltd.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock and do not currently anticipate paying cash dividends in the foreseeable future.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares of Common Stock by the Selling Shareholders.

DESCRIPTION OF SECURITIES

We are registering 5,500,000 shares of Common Stock.

DESCRIPTION OF COMMON STOCK

General. We are authorized to issue 150,000,000 shares of Common Stock, par value $0.001 per share. As of November 14, 2017, there were approximately 68,835,000 shares of Common Stock issued and outstanding held by approximately 8,000 holders of record.

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Voting Rights. Each holder of Common Stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders.

Dividends. Subject to the rights of the Selling Shareholders of any preferred stock, the Selling Shareholders of Common Stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available for dividends. We have not historically declared or paid cash dividends on our Common Stock.

Other Rights. In the event of a liquidation, dissolution or winding up of us, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference, if any, of any then outstanding preferred stock. Holders of our Common Stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges. All outstanding shares of Common Stock are, and all shares of Common Stock issued by us under this prospectus supplement or that we may issue in an offering under the accompanying prospectus will be, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the Selling Shareholders of shares of any series of preferred stock which our board of directors has designated or may designate and that we are issuing under this prospectus supplement or that we may issue in one or more offerings under the accompanying prospectus or at other times in the future.

Transfer Agent and Registrar. The transfer agent and registrar for our Common Stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, (303) 282-4800.

Listing. Our Common Stock is traded on the NYSE American Exchange under the symbol “NNVC.” Any Common Stock we sell under this prospectus supplement or the accompanying prospectus, as it may be further supplemented, will be listed on the NYSE American Exchange.

PLAN OF DISTRIBUTION

The Selling Shareholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares on the trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the date of this prospectus;
•	sale of a specified number of such shares at a stipulated price per share by agreement between the broker-dealer and the Selling Shareholders;
•	a combination of any such methods of sale;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
•	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under the prospectus.

Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

The Selling Shareholder and any broker-dealers or agents that are involved in selling our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

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The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state or provincial securities laws. In addition, in certain states or provinces, the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholder or any other person.

LEGAL MATTERS

The validity of our securities issuable hereunder has been passed upon for NanoViricides, Inc. by Kane Kessler, P.C., New York, New York.

EXPERTS

The financial statements and the related financial statement schedule, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the fiscal years ended June 30, 2017 and 2016 have been audited by EisnerAmper LLP, an independent registered public accounting firm, as stated in their report dated September 28, 2017, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any documents that we have filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s website at http://www.sec.gov.

This prospectus supplement and accompanying prospectus are part of a registration statement (and amendments thereto) that we filed with the Commission. This prospectus supplement and any subsequent prospectus supplements do not contain all of the information in the registration statement as permitted by the rules and regulations of the Commission. You can obtain a copy of the registration statement from the Commission at the address listed above or from the Commission’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” some of the documents we file with it into this prospectus supplement and accompanying prospectus, which means:

•	we can disclose important information to you by referring you to those documents;
•	the information incorporated by reference is considered to be part of this prospectus supplement; and
•	later information that we file with the Commission will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below, which were filed with the Commission under the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed with the Commission on September 28, 2017.
•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2017, March 31, 2017, December 31, 2016 filed with the Commission on November 14, 2017, May 15, 2017; and February 14, 2017.
•	our Current Reports on Form 8-K filed on December 15, 2016 and February 3, 2017.

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All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02 or Item 7.01 of Form 8-K, which information is not incorporated by reference herein), after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part of this prospectus supplement from the date they are filed. In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus supplement forms a part shall be deemed to be incorporated by reference in this prospectus supplement and to be part of this prospectus supplement from the date they are filed.

You should assume that the information appearing in this prospectus supplement is accurate as of the date of this prospectus supplement only. Our business, financial position and results of operations may have changed since that date.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

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5,500,000 Shares of Common Stock

Prospectus Supplement dated November 22, 2017

PROSPECTUS

NANOVIRICIDES, INC.

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

This prospectus relates to common stock, preferred stock, debt securities, warrants, and units comprised of the foregoing that we may sell from time to time in one or more offerings up to a total public offering price of $150,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our common stock trades on the NYSE MKT under the symbol “NNVC.” On April 17, 2017 the last reported sale price of our common stock was $1.13. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

As of April 18, 2017, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $57,211,329, which was calculated based on 50,629,495 shares of outstanding common stock held by non-affiliates at a price of $1.13 per share, the closing price of our common stock on April 17, 2017. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our “Public Float” (the market value of our common stock held by our non-affiliates) in any 12-months period so long as our Public Float remains below $75,000,000. We have not sold any of our common stock or securities convertible into common stock during the 12 calendar months prior to and including the date of this prospectus pursuant to Instruction I.B.6.

Investing in our securities involves significant risks. See “RISK FACTORS” on page 4 for information you should consider before buying these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

This prospectus is not an offer to sell any securities in any state where the offer is not permitted.

The date of this prospectus is April 18, 2017.

Prospective investors may rely only on the information contained in this prospectus. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement we filed with the United States Securities and Exchange Commission, or the “SEC”. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. We may use this prospectus to offer and sell up to a total of $150,000,000 of our securities. This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 15.

You should rely only on the information contained herein or incorporated by reference in this prospectus and the supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated herein by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

We will not use this prospectus to offer and sell securities unless it is accompanied by a supplement that more fully describes the securities being offered and the terms of the offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

We are making this statement pursuant to the safe harbor provisions for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of our business and industry. We make statements in this prospectus, including statements that are incorporated by reference, that are forward-looking. When used in this prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “project” and similar expressions are intended to identify forward-looking statements. They also include statements regarding:

•	our future growth and profitability;
•	our competitive strengths; and
•	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements include:

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•	economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in our industry;
•	the highly competitive nature of our industry;
•	our ability to attract and retain qualified managers and skilled employees;
•	the outcome of our plans for future operations and growth; and
•	the other factors referenced in this prospectus, including, without limitation, under “Risk Factors.”

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus, in any supplements to this prospectus, in the documents that we incorporate by reference into this prospectus and in other documents that we file with the SEC. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

ABOUT NANOVIRICIDES, INC.

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents we have referred you to in “Incorporation of Certain Documents by Reference” on page 15 of this prospectus for information about us and our financial statements as well as “Where You Can Find More Information” on page 14.

Except where the context otherwise requires, the terms “we,” “us,” “our” or “Nanoviricides” refer to NanoViricides, Inc.

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Our Business

We are a developmental stage nano-biopharmaceutical company engaged in the discovery, development and commercialization of anti-viral therapeutics. We have no customers, products or revenues to date, and may never achieve revenues or profitable operations. Our drugs are based on several patents, patent applications, provisional patent applications, and other proprietary intellectual property held by TheraCour Pharma, Inc., one of our principal shareholders, to which we have the licenses in perpetuity for the treatment of the following human viral diseases:

•	Influenza, Asian Bird Flu, and H1N1 “Swine Flu” Viruses;
•	Herpes Simplex Virus (HSV);
•	Human Immunodeficiency Virus (HIV/AIDS);
•	Adenoviral Conjunctivitis and Keratitis, and Ocular Indications of Herpes Simplex Types 1 & 2.
•	Dengue Fever types I, II, III, & IV;
•	Hepatitis B Virus (HBV);
•	Hepatitis C Virus (HCV);
•	Rabies;
•	Ebola and Marburg Viruses;
•	Japanese Encephalitis; and
•	West Nile Virus.

We focus our laboratory research and pre-clinical programs on specific anti-viral solutions. We are seeking to add to our pipeline of drug candidates through our internal discovery pre-clinical development programs and through an in-licensing strategy.

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COMPANY INFORMATION

Our principal executive offices are located at 1 Controls Drive, Shelton, Connecticut 06484. Our telephone number is 203-937-6137. You may also contact us or obtain additional information through our internet website address at www.nanoviricides.com or by emailing us at info@nanvoricides.com. Information contained on our website is not incorporated into this prospectus and is not a part of this prospectus.

RISK FACTORS

You should carefully consider the Risk Factors contained in our most recent annual report on Form 10-K, as updated or supplemented by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K to the extent filed, each of which are incorporated herein by reference and in the supplement to this prospectus before buying any offered securities, as the same may be updated from time to time by our future filings under the Exchange Act.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of these securities for general corporate purposes, which may include research and development of pharmaceutical candidates, collaborative arrangements with other companies, repayment of existing indebtedness, working capital, capital expenditures, acquisitions, joint ventures and stock repurchase programs. As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds. If, as of the date of any prospectus supplement, we have identified any such uses, then we will describe them in the prospectus supplement. The amount of securities offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amounts and timing of the application of net proceeds from the sale of those securities, will depend upon our funding requirements. If we elect at the time of an issuance of securities to make different or more specific use of proceeds than described in this prospectus, such use will be described in the prospectus supplement relating to those securities.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through one or more agents or broker dealers, including those engaged solely as agents to facilitate the direct sale of securities to particular investors. We may also sell the securities offered through this prospectus through agents, including ordinary brokerage transactions, block trades, placements, “at the market” transactions, put or call transactions or in any other way not involving market makers or established markets, or through any of these methods. The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;
•	the purchase price of the securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any public offering price and the net proceeds we will receive from such sale;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may engage in at the market offering into an existing trading market in accordance with Rule 415(a)(4). Any at the market offering will be through an underwriter or underwriter acting as principal agent for us.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including at negotiated prices and in “at-the-market” offerings. We may sell our securities through a rights offering, forward contracts or similar arrangements.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities from time to time to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

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Any common stock sold pursuant to this prospectus and applicable prospectus supplement, will be eligible for trading on the NYSE MKT or such other stock exchange that our securities are trading upon at that time.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement. It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities. If the underwriters make a market in the securities, the market making may be discontinued at any time without notice. We cannot provide any assurance as to the liquidity of the trading market for the securities.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

In connection with any offering, the underwriters may purchase and sell securities in the open market. Any underwriter may engage in short sales, over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

We may also sell securities from time to time pursuant to an “equity line of credit”. In such event, we will enter into a common stock purchase agreement with the purchaser to be named therein, which will be described in a Current Report on Form 8-K that we will file with the SEC. In that Form 8-K, we will describe the total amount of securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of shares of common stock to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.  The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or “FINRA,” the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or other offering materials, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with NASD Conduct Rule 2720.

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THE SECURITIES WE MAY OFFER

We may sell from time to time, in one or more offerings: common stock; preferred stock; debt securities; warrants; and/or units comprised of any combination of the foregoing. The descriptions of the securities contained in this prospectus summarize the material general terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

The terms of any securities we offer will be determined at the time of sale.

We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

The following summary describes the material terms of our capital stock and is subject to, and qualified in its entirety by, our articles of incorporation and bylaws that are included as exhibits to certain of the documents incorporated by reference below and by the provisions of applicable Nevada law. We refer you to the foregoing documents and to Nevada law for a detailed description of the provisions summarized below.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 150,000,000 shares of common stock, $0.001 par value. As of April 18, 2017, there were approximately 62,819,000 shares of common stock issued and outstanding held by approximately 185 holders of record.

If we offer shares of our common stock for sale under this prospectus, we will provide a prospectus supplement that describes the terms of the offering, including the number of shares offered and the offering price.

Voting Rights

Each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders.

Dividends

Subject to the rights of the holders of any preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available for dividends. We have not historically declared or paid cash dividends on our common stock.

Other Rights

In the event of a liquidation, dissolution or winding up of us, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference, if any, of any then outstanding preferred stock. Holders of our common stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges. All outstanding shares of common stock are, and all shares of common stock issued by us in an offering under this prospectus and the applicable prospectus supplement will be, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our board of directors may designate and that we may issue in one or more offerings under this prospectus or at other times in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, (303) 282-4800.

Listing

Our common stock is listed on the NYSE MKT under the symbol “NNVC.” Any common stock we sell under this prospectus, as it may be supplemented, will be listed on the NYSE MKT.

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DESCRIPTION OF PREFERRED STOCK

General

We are authorized to issue up to 20,000,000 shares of preferred stock in one or more series, with such designations, preferences and relative, participating, option and other special rights, qualifications, limitations or restrictions as determined by our board of directors, without any further vote or action by our stockholders, including dividend rights, conversion rights, voting rights, redemption rights and terms of redemption and liquidation preferences. On February 15, 2010, our board had designated an aggregate of split-adjusted shares of preferred stock as Series A Convertible Preferred Stock (the “Series A”) and 4,098,810 shares of Series A Preferred Stock are issued or outstanding and no other shares of preferred stock are issued and outstanding. On January 23, 2016, the Company’s Board of Directors and a majority of the holders of the Company’s Series A shares approved an amendment to the Certificate of Designation of the Series A Shares to increase the number of authorized Series A Shares from 4,000,000 to 8,500,000. On April 1, 2011, our board had designated an aggregate of 2,000,000 shares of preferred stock as Series B Convertible Preferred Stock (the “Series B”) and no shares of Series B Preferred Stock are issued or outstanding, and no shares are available for issuance. On June 27, 2012, our board had designated an aggregate of 5,000 shares of preferred stock as Series C Convertible Preferred Stock (the “Series C”) and no shares of Series C Preferred Stock are issued or outstanding. No other shares of preferred stock are issued and outstanding.

Our board may fix the number of shares constituting any series and the designations of these series by adopting a certificate of designation relating to each series. The prospectus supplement relating to each series will specify the terms of the preferred stock, including:

•	the number of shares we are offering;
•	the offering price for those shares;
•	the maximum number of shares in the series and the distinctive designation thereof;
•	the terms on which dividends will be paid, if any;
•	the terms on which the shares will be redeemed, if at all;
•	the liquidation preference, if any;
•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;
•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;
•	the voting rights, if any, on the shares of the series;
•	any securities exchange or market on which the shares will be listed; and
•	any other preferences and relative, participating, operation or other special rights or qualifications, limitations or restrictions of the shares

You should also refer to the applicable certificate of designation for complete information about the terms, preferences and rights related to a particular series of our preferred stock, which we will incorporate as an exhibit to the registration statement of which this prospectus is a part. The prospectus supplement will contain a description of United States federal income tax consequences relating to the preferred stock, to the extent applicable.

Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Series A Convertible Preferred Stock

The Series A Preferred Stock is convertible, solely upon a “change of control”, into shares of our Common Stock at the rate of three and one-half shares of Common Stock per share of Series A converted. For the purposes of conversion of the Series A, change of control is defined as (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company (other than by means of conversion or exercise of the Series A Preferred Stock and the Securities issued together with the Series A Preferred Stock), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its Intellectual Property to another Person and the stockholders of the Company prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (c) above. The Series A Preferred Stock votes at the rate of nine votes per share of Series A, together with the Common Stock, on all matters to which shareholders of the Company are entitled to vote. Holders of the Series A Preferred Stock are not entitled to receive dividends or any liquidation preference upon the liquidation, dissolution, or winding up of the Company.

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DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
•	whether the debt securities will be secured or unsecured;
•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
•	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
•	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
•	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;
•	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;
•	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;
•	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;
•	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

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•	whether the debt securities may be issuable in tranches;
•	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
•	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
•	any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;
•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;
•	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;
•	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;
•	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;
•	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
•	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30 day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
•	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

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If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;
•	a reduction in the principal amount of or interest on any debt securities;
•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
•	a change in the currency in which any payment on the debt securities is payable;
•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and
•	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;
•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
•	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
•	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

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The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or
•	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;
•	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;
•	the trustee has not started such proceeding within 60 days after receiving the request; and
•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture.  Unless otherwise indicated in the applicable prospectus supplement, if at any time,

•	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or
•	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or
•	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

•	rights of registration of transfer and exchange, and our right of optional redemption;
•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
•	rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;
•	the rights, obligations and immunities of the trustee under the indenture; and
•	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance.   Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
•	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

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We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and
•	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

•	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),
•	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,
•	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and
•	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

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We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	certain United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holder will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holder will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto will be passed upon for us by Kane Kessler, P.C., New York, New York. Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.

EXPERTS

The balance sheets of NanoViricides, Inc. as of June 30, 2016 and 2015, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2016, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s website at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement as permitted by the rules and regulations of the SEC. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site listed above.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:

•	we can disclose important information to you by referring you to those documents;
•	the information incorporated by reference is considered to be part of this prospectus; and
•	later information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below, which were filed with the SEC under the Exchange Act:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, filed with the SEC on September 16, 2016;
•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2016, September 30, 2016 and March 31, 2016, filed with the SEC on February 14, 2017, November 14, 2016 and May 10, 2016, respectively.
•	Our Current Reports on Form 8-K filed with the SEC on January 29, 2016, December 15, 2016 and February 13, 2017.
•	All of our filings pursuant to the Exchange Act after the date of filing this initial registration statement and prior to the effectiveness of this registration statement; and
•	The description of our common stock contained in our Registration Statement on Form 8-A filed on September 23, 2013, including any amendments or reports filed for the purpose of updating that description.

All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02 or Item 7.01 of Form 8-K, which information is not incorporated by reference herein), after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed. In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial position and results of operations may have changed since that date.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

NANOVIRICIDES, INC.
1 Controls Drive
Shelton, Connecticut 06484
(203) 937-6137

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NANOVIRICIDES, INC.

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

 PROSPECTUS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any of the sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

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